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                                                                  EXHIBIT (d)(4)

                            NONCOMPETITION AGREEMENT

     THIS NONCOMPETITION AGREEMENT (this "Agreement") is entered into as of January 15, 2001, by and among Intel Corporation ("Parent"), Xircom, Inc. (the "Company ") and Dirk Gates, a shareholder of the Company ("Shareholder").

                                    RECITALS

     A. The Company is engaged in the research, design, and development, and manufacture of wired and/or wireless network access products, such products containing hardware, software, and both hardware and/or software products, designs and solutions, and all intellectual property embodied in the foregoing, including but not limited to PC cards in multiple form factors, communications modules, and modular components (the "Business").

     B. Parent, ESR Acquisition Corporation, a wholly owned subsidiary of Parent ("Acquisition"), and the Company are parties to that certain Agreement and Plan of Merger dated as of January 15, 2001 (the "Merger Agreement"), providing for the merger of Acquisition with and into the Company (the "Merger").

     C. As a condition and essential inducement to Parent's and Acquisition's willingness to enter into the Merger Agreement and in consideration of the transactions contemplated by the Merger Agreement, Shareholder has agreed to the provisions of this Agreement.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing recitals and the covenants and agreements in the Merger Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Shareholder hereby covenants and agrees as follows:

     1.   NONCOMPETITION.

          (a) During the period commencing on the date hereof and ending on the date that is three years after the Effective Time (as defined in the Merger Agreement), Shareholder, subject to Section 1(b), shall not, directly or indirectly (including, without limitation, through any existing or future Affiliate (as defined below)), own, manage, operate, control, enable (whether by license, sublicense, assignment or otherwise) or otherwise engage or participate in, or be connected as a shareholder, director, officer, employee, partner, member, lender, guarantor or advisor of, or consultant to, any corporation, limited liability company, partnership or other entity or person that, directly or indirectly, (1) engages in the Business in the Business Area, (2) competes in the Business in the Business Area against the Company, the Parent, or any of their direct or indirect subsidiaries (including partnerships or other entities in which such persons hold more than 50% of the combined voting power) engaged in the Business, or (3) markets, distributes or sells any products that are marketed, distributed or sold, directly or indirectly through intermediaries, in the Business Area that are competitive to Business products marketed sold or distributed by the Company, the Parent, or any of their existing or future direct or indirect subsidiaries (including partnerships or other entities in which such persons hold more than 50% of the combined voting power) engaged in the Business. Without limiting the generality of the foregoing, Shareholder shall not, directly or indirectly (including, without limitation, through any existing or future Affiliate or any other entity or person Shareholder is associated with in any of the above capacities):

               (i) engage in research, development, manufacture, licensing, marketing, distribution or sale of any existing or future products or services relating to the Business;

               (ii) have any ownership interest in, manage, operate, control, be connected with as a shareholder (except as permitted by Section 1(b)), joint venturer, officer, director, agent, lender, representative, partner or employee of, or consultant to, or otherwise engage or invest or participate in, the Business or any person or entity that takes any of the actions described in Clauses (1), (2) or (3) above;


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              (iii) accept any business relating to the Business from any existing or prospective Business customer of the Company, the Parent, or any of their existing or future direct or indirect subsidiaries (including partnerships and other entities in which such persons hold more than 50% of the combined voting power) that are engaged in the Business, or solicit or knowingly encourage any such customer to terminate or adversely alter any relationship with respect to the Business such person may have with the Company or any of its existing or future Affiliates engaged in the Business; and

               (iv) market, sell, distribute, endorse or promote, any products or services that are competitive with products or services of the Business or any products or services of the Company, the Parent, or any of their direct or indirect subsidiaries (including partnerships and other entities in which such persons hold more than 50% of the combined voting power) engaged in the Business.

          (b) Consistent with the foregoing provisions of Section 1(a), Shareholder may own (solely as a passive investor) securities in any publicly-held corporation that may be engaged in the Business, but only to the extent Shareholder does not own, of record or beneficially, an aggregate of two percent (2%) or more of the outstanding beneficial ownership of such corporation.

          (c) The restrictions set forth in this Section 1 shall apply worldwide (the "Business Area"), due to the global nature of the Business.

          (d) "Affiliate", as used herein, means, with respect to any person or entity, any person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with such other person or entity.

     2. NONSOLICITATION OF EMPLOYEES. During the period commencing on the date hereof and ending on the date that is three years after the Effective Time (as defined in the Merger Agreement), Shareholder shall not, either on his or her own account or for any corporation, limited liability company, partnership or other entity or person (including, without limitation, through any existing or future Affiliate), solicit any employee of the Company or any existing or future Affiliate of the Company to leave his or her employment, or knowingly induce or knowingly attempt to induce any such employee to terminate or breach his or her employment agreement, if any.

     3. NONSOLICITATION OF CUSTOMERS. During the period commencing on the date hereof and ending on the date that is three years after the Effective Time (as defined in the Merger Agreement), Shareholder shall not, directly or indirectly (including, without limitation, through any existing or future Affiliate), solicit, cause in any part or knowingly encourage any current or future customer of the Company or any existing or future Affiliate of the Company engaged in the Business to cease doing business in whole or in part with the Company or any such Affiliate with respect to the Business.

     4. CONFIDENTIALITY. During the period commencing on the date hereof and ending on the date that is three years after the Effective Time (as defined in the Merger Agreement), a breach by Shareholder of the Parent's standard form of Employee Agreement shall also constitute a breach by Shareholder of this Agreement. Nothing in this Agreement shall be deemed to limit the effectiveness of the Employee Agreement.

     5. STAY OF TIME. In the event a court of competent jurisdiction or other entity or person mutually selected by the parties to resolve any dispute (collectively a "Court") has determined that Shareholder has violated the provisions of this Agreement, the running of the time period of such provisions so violated shall be automatically suspended as of the date of such violation and shall be extended for the period of time from the date such violation commenced through the date that the Court determines that such violation has permanently ceased.

     6. INJUNCTIVE RELIEF. The remedy at law for any breach of this Agreement is and will be inadequate, and in the event of a breach or threatened breach by Shareholder of this Agreement, the Company shall be entitled to


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an injunction restraining Shareholder from breaching or otherwise violating any provision of this Agreement. Nothing herein contained shall be construed as prohibiting the Company from pursuing any other remedies available to it or them for such breach or threatened breach, including, without limitation, the recovery of damages from Shareholder.

     7. NOTICES. All notices and other communications pursuant to this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the addresses set forth below or to such other address as the party to whom notice is to be given may have furnished to the other parties hereto in writing in accordance herewith. Any such notice or communication shall be deemed to have been delivered and received (A) in the case of personal delivery, on the date of such delivery, (B) in the case of telecopier, on the date sent if confirmation of receipt is received and such notice is also promptly mailed by registered or certified mail (return receipt requested), (C) in the case of a nationally-recognized overnight courier in circumstances under which such courier guarantees next business day delivery, on the next business day after the date when sent and (D) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted:

                  if to Parent or the Company, to:

                  Intel Corporation
                  2200 Mission College Boulevard
                  Santa Clara, California 95052
                  Telecopier:  (408) 765-1859
                  Attention:  General Counsel

                  and

                  Intel Corporation
                  2200 Mission College Boulevard
                  Santa Clara, California 95052
                  Telecopier:  (408) 765-6038
                  Attention:  Treasurer

                  with a copy to:

                  Weil, Gotshal & Manges LLP
                  2882 Sand Hill Road, Suite 280
                  Menlo Park, California 94025
                  Telecopier:  (650) 854-3713
                  Attention: Richard A. Millard

                  if to Shareholder, to:

                  Dirk Gates
                  2300 Corporate Center Drive
                  Thousand Oaks, California 91320
                  Telecopier:  (805) 376-9311


or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above. Any party hereto may give any notice, request, demand, claim or other communication hereunder using any other means (including ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the individual for whom it is intended.

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     8.   SEPARATE COVENANTS. This Agreement shall be deemed to consist of a series of separate covenants, one for each line of business included within the Business as it may be conducted by the Company and its successors on or after the date hereof, and each city, county, state, country or other region included within the Business Area. The parties expressly agree that the character, duration and geographical scope of this Agreement are reasonable in light of the circumstances as they exist on the date upon which this Agreement has been executed. However, should a determination nonetheless be made by a court of competent jurisdiction at a later date that the character, duration or geographical scope of this Agreement is unreasonable in light of the circumstances as they then exist, then it is the intention and the agreement of the Company and Shareholder that this Agreement shall be construed by the court in such a manner as to impose only those restrictions on the conduct of the Company or Shareholder that are reasonable in light of the circumstances as they then exist and as are necessary to assure the Company of the intended benefit of this Agreement. If, in any judicial proceeding, a court shall refuse to enforce all of the separate covenants deemed included herein because, taken together, they are more extensive than necessary to assure the Company of the intended benefit of this Agreement, it is expressly understood and agreed among the parties hereto that those of such covenants that, if eliminated, would permit the remaining separate covenants to be enforced in such proceeding shall, for the purpose of such proceeding, be deemed eliminated from the provisions hereof.

     9. SEVERABILITY. If any of the provisions of this Agreement shall otherwise contravene or be invalid under the laws of any state, country or other jurisdiction where this Agreement is applicable but for such contravention or invalidity, such contravention or invalidity shall not invalidate all of the provisions of this Agreement but rather it shall be construed, insofar as the laws of that state or other jurisdiction are concerned, as not containing the provision or provisions contravening or invalid under the laws of that state or jurisdiction, and the rights and obligations created hereby shall be construed and enforced accordingly.

     10. GOVERNING LAW; CONSENT TO JURISDICTION; CERTAIN WAIVERS. This Agreement shall be construed in accordance with and governed by the internal laws (without reference to choice or conflict of laws) of the State of California. Each of the parties hereto consents to the jurisdiction of any state or federal court located within the San Jose metropolitan area of the State of California, and irrevocably agrees that all actions or proceedings relating to this Agreement shall be litigated in one of such courts, and each of the parties waives any objection that it may have based on improper venue or forum non conveniens to the conduct of any such action or proceeding in any such court and waives personal service of any and all process upon it, and consent to all such service of process made in the manner set forth in Section 7. Nothing contained in this Section 10 shall affect the right of any party to serve legal process on any other party in any other manner permitted by law. The parties hereto waive all rights to a jury trial in connection with actions arising in connection with this Agreement.

     11.  AMENDMENTS AND WAIVERS.

          (a) This Agreement may be modified only by a written instrument duly executed by each party hereto.

          (b) No waiver by a party of any default, misrepresentation or breach of a warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of a warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent occurrence. No failure or delay by a party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided under applicable law.

     12. ATTORNEYS' FEES. Should any litigation, arbitration or other proceeding be commenced between the parties concerning this Agreement (including, without limitation, the enforcement hereof and the rights and duties of the parties hereunder), the party prevailing shall be entitled, in addition to such other relief as may be granted, such party's attorneys' fees in connection with such litigation, arbitration or other proceeding.

     13. ENTIRE AGREEMENT. This Agreement, together with the Merger Agreement and the ancillary documents executed in connection therewith, contains the entire understanding of the parties, supersedes all prior


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and contemporaneous agreements and understandings relating to the subject matter hereof and shall not be amended except by a written instrument hereafter signed by all of the parties hereto.

     14. COUNTERPARTS. This Agreement may be executed by the parties in separate counterparts, each of which, when so executed and delivered, shall be an original, but all of which, when taken as a whole, shall constitute one and the same instrument.

     15. SECTION HEADINGS AND REFERENCES. The headings of each Section, subsection or other subdivision of this Agreement are for reference only and shall not limit or control the meaning thereof. All references to a Section are references to a Section of this Agreement, unless otherwise specified, and include all subparts thereof.

     16. ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, personal representatives and permitted assigns. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof nor any of the documents executed in connection herewith may be assigned by any party without the consent of the other parties; provided, however, that the Company may assign its rights hereunder, without the consent of Shareholder, to any existing or future Affiliate of the Company or Parent and to any person or entity that acquires or succeeds to all or any part of the Business. No such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations.

     17. FURTHER ASSURANCES. From time to time, at the Company's request and without further consideration, Shareholder shall execute and deliver such additional documents and take all such further action as reasonably requested by Company, to make effective, in the most expeditious manner possible, the terms of this Agreement.

     18. EXPENSES. Each party hereto shall pay its own expenses in connection with this Agreement.

     19. EARLY TERMINATION. Notwithstanding any other provision of this Agreement, this Agreement shall terminate and be of no further force and effect in the event that the Merger shall not occur and the Merger Agreement is terminated in accordance with its terms.



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     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

                                INTEL CORPORATION

                                By: /s/ ARVIND SODHANI
                                   ---------------------------------------------
                                Name: Arvind Sodhani
                                Title: Vice President and Treasurer

                                XIRCOM, INC.

                                By: /s/ STEVEN F. DEGENNERO
                                   ---------------------------------------------
                                Name: Steven F. Degennero
                                Title: Chief Financial Officer


                                SHAREHOLDER

                                By: /s/ DIRK GATES
                                   ---------------------------------------------
                                Name: Dirk Gates


   SIGNATURE PAGE FOR INTEL CORPORATION/XIRCOM, INC. NONCOMPETITION AGREEMENT
                                  OF DIRK GATES



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